UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    December 18, 2017

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in charter)

Commission File Number: 001-35968

Iowa
(State or other jurisdiction of incorporation)

42-1206172
(I.R.S Employer Identification Number)

102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)

(319) 356-5800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.
On December 18, 2017, MidWestOne Financial Group, Inc. (the “Company”) announced the credit impairment of a commercial loan and the related expectation of an increased provision for loan losses.
A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Description
99.1MidWestOne Financial Group, Inc. Press Release dated December 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MidWestOne Financial Group, Inc.

Dated: December 18, 2017	By: /s/ Charles N. Funk
Charles N. Funk
President and Chief Executive Officer